As filed with the Securities and Exchange Commission on     ---------------1999.
                              Registration  No.
================================================================================

                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549
                             ------------------------
                                     FORM  SB-2
           REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                             NATALMA  INDUSTRIES,  INC.
               (Name  of  small  business issuer in its charter)

   Nevada                         1081                       88-0409369
------------------          -----------------            ------------------
(State  or  Other           (Primary Standard            (IRS Employer
Jurisdiction of             Industrial  Classifi-        Identification  No.)
Organization)                 cation Code)

Natalma  Industries, Inc.                Michael J. Morrison, Esq.
1550  Ostler  Court                      1495  Ridgeview Drive, Suite  220
N.Vancouver, B.C., Canada V7G 2P1        Reno,  Nevada  89509
(604)  929-6437                          (775)  827-6300
--------------------------------         ---------------------------------
(Address and telephone of registrant's   (Name, address and telephone
  principal  executive  offices           number  of  agent  for service)
  and  principal  place  of  business)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional Common Stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

---------------------------------------------------------------------------------
                  CALCULATION  OF  REGISTRATION  FEE
---------------------------------------------------------------------------------
Securities .  . . .  Amount To Be   Offering Price    Aggregate      Registration
To Be Registered . .  Registered      Per Share     Offering Price     Fee (1)
---------------------------------------------------------------------------------
Common Stock:. . . .350,000 Shares     $1.00          $350,000          $97.30
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS
                                  ===========
                      350,000  SHARES  OF  COMMON  STOCK

                           NATALMA  INDUSTRIES,  INC.

We are offering up to a total of 350,000 shares of Common Stock on a Abest efforts-no minimum" basis, (the "Shares"), at an initial public offering price of $1.00 per Share (the "Offering"). No fractional Shares may be purchased. There is no minimum number of shares which we must sell in this Offering and we will commence the Offering on the effective date of this Prospectus and continue for a period of 120 days, unless we extend for an additional 90 days, or until we complete the Offering, whichever occurs sooner. (See "Offering.")

THE PURCHASE OF SHARES IN THIS OFFERING IS HIGHLY RISKY AND YOU SHOULD VERY CAREFULLY AND THOROUGHLY READ THE ARISK FACTORS@ SECTION OF THIS PROSPECTUS.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or the securities division of any state, nor has the Commission or any state passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prior to this Offering, there has been no public market for our Common Stock and there is no assurance that a public market will result following the sale of the Shares being offered in this Prospectus, or that any Shares purchased in this Offering can be sold at or near the offering price, or at all.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell the Shares and it is not a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

------------------------------------------------------------------------------
                       Price  Per      Aggregate         Proceeds  to  Us
                         Share       Offering  Price     (1)(2)
-------------------------------------------------------------------------------
Common Stock  . . . . . .$1.00         $350,000          $300,000
-------------------------------------------------------------------------------

                            Dated:                   1999

1. Derick Sinclair, our sole officer and director, will act as our sales agent in this Offering, but he will receive no commissions for any Shares he sells. He also will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer.

2. We calculated the net proceeds we will receive from this Offering after deducting $50,000 as the estimated costs for filing, printing, legal, accounting and other miscellaneous expenses relating to the Offering, which we will pay out of the proceeds of this Offering.

                         AVAILABLE  INFORMATION
                        =======================

We have filed this registration statement on Form SB-2, of which this Prospectus is a part, with the Securities and Exchange Commission (the "Commission"). This registration statement ,or any part, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ==========================================================Some discussions in this Prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this Prospectus. Such factors include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", as well as those discussed elsewhere in this Prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

                            TABLE  OF  CONTENTS

                                                                   Page  No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . .   5
Summary Information about Our Company. . . . . . . . . . . . . . . . . .   5
The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . .   6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     RISKS ASSOCIATED WITH OUR COMPANY:
     We Have a Limited Operating History . . . . . . . . . . . . . . . .   7
     Speculative Nature of the Mineral Exploration Industry; Exploration
        Stage; No Known Ore Reserves; and Uncertain Validity of
        Unpatented Mining Claims . . . . . . . . . . . . . . . . . . . .   7
     Industry Conditions; Economic Factors . . . . . . . . . . . . . . .   7
     Transportation Difficulties and Weather Interruptions . . . . . . .   8
     Government Regulation, Permits and Environmental Impact . . . . . .   8
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Supply Factors. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Risk Factors Affecting Our Operating Results and Potential
        Fluctuations in Revenues . . . . . . . . . . . . . . . . . . . .   9
     Our Dependence On and Ability to Attract Key Personnel. . . . . . .   9
     Year 2000 Computer Problems . . . . . . . . . . . . . . . . . . . .   9
     RISKS ASSOCIATED WITH THIS OFFERING:
     The Risks of Buying Low-Priced Stocks . . . . . . . . . . . . . . .  10
 Control of Our Company After the Offering . . . . . . . . . . . . . . .  10
      Possible Issuance of Additional Shares; Further Dilution of
         Your Investment . . . . . . . . . . . . . . . . . . . . . . . .  10
     Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . .  11
     Possible Restrictions on the Resale of Your Shares. . . . . . . . .  11
     We Cannot Assure a Public Trading Market for the Shares . . . . . .  11
     You Will Incur Immediate and Substantial Dilution . . . . . . . . .  11
     We Do Not Pay Cash Dividends on Our Common Stock. . . . . . . . . .  11
     Impact of Potential Future Sales of Our Common Stock. . . . . . . .  12
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . .  13
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . . . . . . . . . . .  14
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING. . . . . . . . . . . . . . .  16
Offering Period and Expiration Date. . . . . . . . . . . . . . . . . . .  17
Procedures for Subscribing . . . . . . . . . . . . . . . . . . . . . . .  17
Right to Reject Subscriptions. . . . . . . . . . . . . . . . . . . . . .  17

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Description of Properties . . . . . . . . . . . . . . . . . . . . .  17
     Historical Background of Whitehorse Mining District . . . . . . . .  18
     Our Proposed Exploration Program. . . . . . . . . . . . . . . . . .  18
     Environmental Regulations . . . . . . . . . . . . . . . . . . . . .  19
     Government Regulations. . . . . . . . . . . . . . . . . . . . . . .  19
     Year 2000 Computer Problems . . . . . . . . . . . . . . . . . . . .  20
     Employees and Employment Agreements . . . . . . . . . . . . . . . .  20
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .  20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . .  20
     Selected Financial Data . . . . . . . . . . . . . . . . . . . . . .  21
      Limited Operating History; Need for Additional Capital . . . . . .  22
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . .  22
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . .  23
     Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . .  23
     Year 2000 State of Readiness. . . . . . . . . . . . . . . . . . . .  24
     Year 2000 Costs . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Year 2000 Risks . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Year 2000 Contingency Plans . . . . . . . . . . . . . . . . . . . .  24
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     Officers and Directors. . . . . . . . . . . . . . . . . . . . . . .  25
     Background Information. . . . . . . . . . . . . . . . . . . . . . .  25
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .  26
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Future Sales by Present Stockholders. . . . . . . . . . . . . . . .  27
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . .  27
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Non-Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . .  28
     Cash Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Stock Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . .  28
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  28
LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                              SUMMARY  OF  PROSPECTUS

This summary provides an overview of selected information contained in this Prospectus and does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this Prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this Prospectus.

Summary  Information  about  Our  Company
-----------------------------------------
Our company was incorporated in the State of Nevada on July 9, 1998 and we are engaged in the exploration and development of mining properties. (See the "Business" section for a more detailed description of our business operations.)

On March 10, 1999, we closed a public offering of 8,000,000 shares of our Common Stock, at a price of $.01 per share, under Regulation D, Rule 504, made effective in the State of New York on January 13, 1999 and raised a total of $80,000.

Our administrative office is located at 1550 Ostler Court, N. Vancouver, British Columbia, Canada V7G 2P1, telephone (604) 929-6437 and our registered statutory office is located at 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509. Our fiscal year end is December 31.

The  Offering
-------------
Following is a brief summary of this Offering. Please see the "Plan of Distribution; Terms of the Offering" in this Prospectus for a more detailed description of the terms of the Offering.)

Securities Being Offered. . . . . . .Up to 350,000 Shares of Common Stock,
                                     par value $.001.

Offering Price per Share.. . . . . . $ 1.00

Offering Period                      The Shares are being offered for a period
                                     not to exceed 120 days, unless extended by
                                     our Board of Directors for an additional
                                     90 days.

Net Proceeds to Our Company . . . . .Approximately $300,000 (See "Use of Proceeds".)

Use of Proceeds                      We intend to use the proceeds to pay for
                                     offering expenses, research and exploration
                                      and to generally expand our business
                                      operations. (See "Use of Proceeds".)

Number of Shares
Outstanding Before
the Offering: . . . . . . . . . . .  11,500,000 (See "Description of Securities".)

Number of Shares
Outstanding
After the Offering: . . . . . . . .  11,850,000   (See "Description of Securities".)

Summary  Financial  Data
------------------------
The following table provides selected financial data about our Company for the year ended December 31, 1998 and the period ended March 15, 1999 . For detailed historical financial information, see the Financial Statements attached to this Prospectus as an Exhibit.

Balance Sheet Data:.       3/15/99   12/31/98
------------------         -------   --------
Cash . . . . . . . .  $     84,177  $   4,490

Total assets . . . .  $     97,483  $  17,500

Total liabilities. .  $     14,483  $  14,500

Shareholders' equity  $     83,000  $   3,000

RISK  FACTORS
=============
AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE
SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS  ASSOCIATED  WITH  OUR  COMPANY:
-=====================================

We  Have  a  Limited  Operating  History
----------------------------------------
Our Company was incorporated in July 1998 and we have not yet commenced our proposed business operations or realized any revenues. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to locate profitable mineral properties and generate revenues, while reducing exploration and development costs. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the research, exploration and development of our mineral properties. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business".)

Speculative Nature of the Mineral Exploration Industry; Exploration Stage; No Known Ore Reserves; and Uncertain Validity of Unpatented Mining Claims.
--------------------------------------------------------------------------------
Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience cannot overcome, often resulting in unproductive efforts. We are in the very early exploration stage and are dependent on the proceeds to be realized from the sale of Common Stock in this Offering for the funds necessary to carry out our planned exploration and development program. We cannot guarantee that our explorations will be successful, that any production will be obtained, or that production, if obtained, will be profitable. Although we believe there is a sufficient basis to engage in exploration on our properties, it may not result in the discovery of any known ore reserves. We do not claim any known ore reserves on our properties. The validity of unpatented mining claims, depends, to a large extent, upon numerous circumstances and factual matters (many of which are discoverable of record or by other available means) and is subject to many uncertainties of existing law and its applications. While we believe our properties could contain minerals, further exploration and mineral assessments performed by government agencies may indicate that our claims are not sufficiently mineralized and may later be abandoned or determined to be invalid because of insufficient mineralization. (See "Business".)

Industry  Conditions;  Economic  Factors
----------------------------------------
Our continued existence is highly dependent upon the condition of the mineral exploration and development industry. Currently, the price of gold is at its lowest point in the last 20 yeasrs. The economic viability of that market, in turn, is highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted.Such factors would likely have an immediate effect on our business operations and/or profitability. Currently, the mining industry is depressed and mineral values have been very low over the last several years, making it difficult to conduct operations profitably. (See "Business".)

Transportation  Difficulties  and  Weather  Interruptions
---------------------------------------------------------
While some mining concerns operate 12 months per year, our proposed exploration And development work can only be performed for approximately 8 months out of The year(under normal circumstances) due to heavy snowfall in the Yukon Territory of Canada, where our properties are located. Also, the existing roads leading to our properties are rough-graded dirt and, during rainy weather, are sometimes unusable or washed out. Such factors would likely have an immediate adverse effect on our operations and/or profitability. (See "Business.")

Government  Regulation,  Permits  and  Environmental  Impact
------------------------------------------------------------
Any mineral exploration programs undertaken by us will be subject to extensive Canadian laws, rules and regulations. Various governmental permits are required for our proposed operations. We are not assured of receiving such permits as and when we need them for our operations, or at all. In addition, existing, as well as future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of our properties. The extent to which future legislation and/or regulations might affect our operations cannot be predicted. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect our exploration program. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry. (See "Business".)

Competition
-----------
There is intense competition in the mineral exploration and development industry in which we operate. Many of our competitors have greater financial and other resources, better distribution networks and/or greater name recognition than us. We don=t know whether we will be able to successfully compete in this industry. (See "Business".)

Supply  Factors
---------------
Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies of certain products, equipment or materials we may use in our operations. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption, as and when needed, or on terms favorable to us. (See "Business".)

Risk Factors Affecting Our Operating Results and Potential Fluctuations in Revenues
--------------------------------------------------------------------------------
Our success depends on a number of factors, many of which are beyond our control. These factors include the rates of and costs associated with the exploration and development of our properties; capital expenditures and other costs relating to the expansion of our business operations; fluctuations in the price of minerals; changes in operating expenses; changes in our exploration and development strategy; personnel changes; the introduction of alternative mining technologies; the effect of other potential property acquisitions; increased competition in our current and prospective markets; and other general economic factors. Our operating results, cash flows and liquidity may fluctuate significantly in the future. Our revenues will depend on our ability to successfully identify, produce and market any minerals located on our properties, assuming minerals are located, of which there is no assurance. To the extent that revenues are below expectations, we may be unable or unwilling to reduce expenses proportionately, and operating results, cash flow and liquidity are likely to be adversely affected. Due to these and other factors, our operating results and/or growth rate may be below the expectations of our management and investors, which could materially adversely affect the value of any Shares you purchase in this Offering. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business".)

Our  Dependence  On  and  Ability  to  Attract  Key  Personnel
--------------------------------------------------------------
Our business operations will be highly dependent upon our ability to attract and maintain key employees and management personnel with experience in the research, exploration, development and production of minerals. The process of hiring employees with the combination of skills and attributes required to carry out our business strategy is extremely competitive and time-consuming. We cannot guarantee that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The loss of the services of key personnel, or the inability to attract qualified personnel, could materially adversely affect our business, financial condition and results of operations. (See "Management".)

Year  2000  Computer  Problems
------------------------------
We are heavily engaged in and dependent on computer and software technology. Many existing computer programs use only two digits to identify a year in the date field, e.g., "98" instead of "1998". These programs were designed and developed without considering the impact of the upcoming change in the century, i.e., Year 2000. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Securities and Exchange Commission has issued Staff Legal Bulletin No. 5 indicating the Year 2000 problem affects virtually all companies and organizations. We have made assessments and corrections to our equipment regarding the Year 2000 issues and have determined which 2000 issues may adversely affect our business, operations (including operating systems) and/or financial condition. These Year 2000 issues could also affect our relationships with customers, suppliers and other parties with whom we do business. We have instituted a Year 2000 remediation program and contingency plans; however, there could be many other unknown factors which could affect our business operations and/or financial condition. A material consideration in this regard would be the cost of remediation programs and/or contingency plans to correct unforseen problems. ( See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Year 2000 Compliance.")

RISKS  ASSOCIATED  WITH  THIS  OFFERING:
========================================

The  Risks  of  Buying  Low-Priced  Stocks
------------------------------------------
Our Common Stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Securities and Exchange Commission . The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain "accredited investors" (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Securities and Exchange Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our shares and may also affect your ability to resell any Shares you may purchase in this Offering in the public markets.

Control  of  Our  Company  After  the  Offering
-----------------------------------------------
If all the Shares we are offering in this Prospectus are sold, which we can't guarantee, you, the purchasers, will own approximately 3% of our outstanding Common Stock and our existing Stockholders will own approximately 97%. After completion of this Offering, regardless of the number of Shares we sell, our existing Stockholders will be in a position to elect all of our directors, appoint officers and control our business affairs and operations. Our Articles of Incorporation do not provide for cumulative voting. Our existing Stockholders do not intend to purchase any Shares in this Offering. (See "Principal Stockholders", "Certain Transactions" and "Description of Securities".)

Possible  Issuance  of  Additional  Shares;  Further Dilution of Your Investment
--------------------------------------------------------------------------------
If all the Shares we are offering in this Prospectus are sold, which we can't guarantee, there will still be 13,150,000 shares of Common Stock which our Board of Directors will have authority to issue. There are presently no commitments or contracts to issue any additional shares to any persons. However, the issuance of any of these additional shares will reduce the amount of your control in our Company and will result in further dilution of the book value of your Shares. (See "Dilution of the Price You Pay for Your Shares", "Use of Proceeds", "Business", "Description of Securities", "Certain Transactions" and "Financial Statements".)

Conflicts  of  Interest
-----------------------
This Offering will result in certain benefits to Derick Sinclair, our sole director and executive officer, who owns shares of Common Stock and would, therefore, benefit from any increase in the value and liquidity of the Common Stock resulting from the creation of a public trading market for the Common
Stock following this Offering. (See "Principal Stockholders" and "Dilution of the Price You Pay for Your Shares".)

Possible  Restrictions  on  the  Resale  of  Your  Shares
---------------------------------------------------------
Except for shares we sold in the State of New York and certain jurisdictions outside of the United States under a Regulation D, Rule 504 offering, which are unrestricted, all other shares of our Common Stock issued and outstanding are restricted securities and cannot be resold publicly, except in compliance with the registration or exemption from registration requirements of the applicable state securities laws, rules and regulations. (See "Plan of Distribution; Terms of the Offering".)

We  Cannot  Assure  a  Public  Trading  Market  for  the  Shares
----------------------------------------------------------------
There is currently no active trading in our Common Stock and we cannot guarantee you that an active trading market in our Shares will develop in the near future, even if this Offering is successfully completed; or, if a trading market is developed, that it can or will be sustained for any period of time. There is a high risk that you not be able to be resell any Shares you purchase in this Offering at or near the Offering price, and in fact, we cannot guarantee that you will be able to sell your Shares at all in the future. ("See "Plan of Distribution; Terms of the Offering".)

You  Will  Incur  Immediate  and  Substantial  Dilution
-------------------------------------------------------
Our existing Stockholders acquired their shares at a cost substantially less than that which you will pay for Shares you purchase in this Offering.
Accordingly, any investment you make in these Shares will result in the immediate and substantial dilution of the net tangible book value of those Shares. (See "Dilution of the Price you Pay for Your Shares" and "Financial Statements".)

We  Do  Not  Pay  Cash  Dividends  on  Our  Common  Stock
---------------------------------------------------------
No cash dividends have been paid on our Common Stock to date and we do not anticipate paying cash dividends to Stockholders in the foreseeable future. Any income we receive from operations will be reinvested and devoted to our future business operations and/or to expansion. (See " Description of Securities".)

Impact  of  Potential  Future  Sales  of  our  Common  Stock
------------------------------------------------------------
A total of 11,500,000 shares of our Common Stock were issued prior to this Offering. 3,000,000 of such shares are held by Derick Sinclair, our sole officer, director and principal shareholder, and 500,000 are held by John Martin, an unrelated third party, who both hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. These securities may only be sold in compliance with Rule 144 which provides, in essence, that officers and directors and others holding restricted securities may each sell, in brokerage transactions, an amount equal to 1% of our total outstanding Common Stock every three (3) months. In addition, Rule 144 provides that shares may not be sold until they have been held for a period of at least one (1) year from the date they were fully paid for. These 3,500,000 shares of restricted Common Stock were issued and fully paid for between October, 1998 and March, 1999. Furthermore, persons holding restricted securities for two (2) years, who are not "affiliates" of our Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any restrictions and/or limitations on the number of shares sold.

In addition, 8,000,000 shares were sold pursuant to a Regulation D, Rule 504 public offering and are "unrestricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and may be sold at any time, without restriction.

The sale of any of these restricted securities may, in the future, have a depressive effect on the price of our Common Stock in the over-the-counter market, assuming there is such a market. (See "Principal Stockholders" and "Certain Transactions.)

                            USE  OF  PROCEEDS
                            =================

We  have  estimated  the  net  proceeds  from  this Offering to be approximately
$300,000, assuming all Shares are sold, which we can't guarantee, after deducting $50,000, for estimated offering expenses, including legal and accounting fees. We expect to disburse the proceeds from this Offering in the priority set forth below, during the first 12 months after successful completion of this Offering:

Total Proceeds . . . . . . . . . . . . . . . . .  $350,000
Less Offering Expenses:
     Legal and Accounting Fees and Offering Exp.    50,000
-------------
Net Proceeds . . . . . . . . . . . . . . . . . .  $300,000
Exploration. . . . . . . . . . . . . . . . . . .  $150,000
Equipment. . . . . . . . . . . . . . . . . . . .    20,000
Subcontractors . . . . . . . . . . . . . . . . .    40,000
Salaries and Wages . . . . . . . . . . . . . . .    25,000
Administrative . . . . . . . . . . . . . . . . .     5,000
Legal and Accounting . . . . . . . . . . . . . .    25,000
Working Capital. . . . . . . . . . . . . . . . .    35,000
-------------
Total Use of Net Proceeds. . . . . . . . . . . .  $300,000

(1) The organizational and offering expenses, including accounting, legal, printing, clerical and other expenses, and registration and filing fees, are estimated to total $50,000.

In the event we raise less than the maximum offering proceeds, we will apply our first monies to exploration, up to $150,000, and, after that, will apply proceeds on a prorata basis to the other uses listed above.

While we currently intend to use the proceeds of this Offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our Board of Directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this Offering, we will issue an amended Prospectus reflecting the same.

There is no definitive use, at present, for the working capital, other than for possible cost overruns caused by inflation and/or under-estimation of costs and/or software research and development. Until used, the working capital proceeds may be invested in short-term certificates of deposit or U.S. Treasury Notes.

                          DETERMINATION  OF  OFFERING  PRICE
                           ================================

The price of the Shares we are offering was arbitrarily determined in order for us to raise up to a total of $350,000 in this Offering. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our limited operating history, the proceeds to be raised by the Offering, the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative cash requirements. (See "Plan of Distribution; Terms of the Offering".)

                                    CAPITALIZATION
                                    ==============

The following table sets forth our capitalization at March 15, 1999, (i) on a historical basis and (ii) as adjusted to reflect the sale of the Shares we are offering in this Prospectus at an assumed initial public offering price of $1.00 per share, and the application of the estimated net proceeds we will receive, assuming sale of all Shares, which we cannot guarantee. (See "Use of Proceeds".)

This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" our Financial Statements and Notes; and other financial and operating data included elsewhere in this Prospectus.

                                        3/15/99             As Adjusted
                                        Actual. . . . . .  After Offering
                                        -------            --------------
Stockholder's Equity:. . . .  . . .   $    83,000           $    383,000

Common Stock:
      25,000,000 shares authorized,
      par value $.001, Issued and
      outstanding  . . . . .            11,500,000            11,850,000

                DILUTION  OF  THE  PRICE  YOU  PAY  FOR  YOUR  SHARES
                =====================================================

"Dilution" represents the difference between the Offering price and the net tangible book value per Share immediately after completion of this Offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by our existing Stockholders. (See "Principal Stockholders".)

As of March 15, 1999, the net tangible book value of our shares of Common Stock (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $69,694, or approximately $.01 per share (based upon 11,500,000 shares outstanding).

Upon completion of this Offering, but without taking into account any change in such net tangible book value after completion of this Offering, other than that resulting from the sale of Shares in this Offering, the net tangible book value of the 11,850,000 Shares to be outstanding, assuming all Shares are sold, which we can't guarantee, will be $369,694, or approximately $.03. Accordingly, the net tangible book value of the Shares held by our existing Stockholders (11,500,000 shares) will be increased by $.02 per Share, assuming sale of all of the Shares, which we can't guarantee, without any additional investment on their part, and you, the purchasers of Shares in this Offering, will incur an immediate dilution (a reduction in net tangible book value per Share from the Offering price of $1.00 per Share) of $.97 per Share.

After completion of this Offering, you will own approximately 3% of the total number of shares then outstanding shares of our Common Stock, for which you will have made a cash investment of $350,000, or $1.00 per Share. Our existing Stockholders will own approximately 97% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $83,000, or approximately $.01 per Share. (Please see our Financial Statements attached to this Prospectus.)
Our existing Stockholders have advised they do not intend to purchase any Shares in this Offering.

The following table compares the differences of your investment in our Shares with the investment of our existing Stockholders, assuming a successful completion of this Offering, of which there can be no assurance.

                              Existing  Stockholders
                              ----------------------


Price per Share . . . . . . . . . . . . . . . . . . . . . . .  $       .01

Net tangible book value per Share before Offering . . . . . .  $       .01

Net tangible book value per Share After Offering. . . . . . .  $       .03

Increase to present Stockholdersin net tangible book
value per Share after Offering. . . . . . . . . . . . . . . .  $       .02

Capital contributions . . . . . . . . . . . . . . . . . . . .  $    83,000

Number of Shares Outstanding before the Offering. . . . . . .   11,500,000

Number of Shares after Offering held by Existing Stockholders   11,500,000

Percentage of ownership after Offering. . . . . . . . . . . .           97%


                   Purchasers  of  Shares  in  this  Offering
                   ------------------------------------------


Price per Share. . . . . . . . . . . . . . . . . . . . .  $   1.00

Dilution per Share . . . . . . . . . . . . . . . . . . .  $    .97

Capital contributions. . . . . . . . . . . . . . . . . .  $350,000

Number of Shares after Offering held by Public Investors   350,000

Percentage of ownership after Offering . . . . . . . . .         3%

                 PLAN  OF  DISTRIBUTION;  TERMS  OF  THE  OFFERING
                  ================================================

Offering  Will  Be  Sold  By  Our  Officer  and  Director
---------------------------------------------------------
We intend to sell the Shares in this Offering through Derick Sinclair, our sole officer and director, who will receive no commission from the sale of any Shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer.

1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

We intend to advertise and hold investment meetings in various states where the Offering will be registered and will distribute the Prospectus to potential investors at the meetings and to our friends and relatives who are interested in our Company and a possible investment in the Offering.

We are offering the Shares subject to prior sale and subject to approval of certain matters by our legal counsel.

Offering  Period  and  Expiration  Date
---------------------------------------

This Offering will commence on the date of this Prospectus and continue for a period of 120 days, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed or otherwise terminated by us (the "Expiration Date").

Procedures  for  Subscribing
----------------------------

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, to us for acceptance or rejection.

All checks for subscriptions should be made payable to "Natalma Industries, Inc.@

Right  to  Reject  Subscriptions
--------------------------------

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities shall be accepted or rejected within 48 hours after we receive them.

                               BUSINESS
                               ========

General
-------

Our Company was incorporated in the State of Nevada on July 9, 1998. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509 and our business offices at the home of our sole officer and director in British Columbia, Canada. (See "Office Facilities" in this section.)

Description  of  Properties
---------------------------
In December, 1998, we entered into an Option to Purchase Agreement with John Martin, an unrelated third party, to acquire 100% of the rights, titles and interests in and to a total of 10 unpatented mining claims in the Whitehorse Mining District, Yukon Territory, Canada, in exchange for $55,000 U.S. in cash and 500,000 shares of our restricted Common Stock. On March 16, 1999, we exercised the Option and acquired the mining claims. We have also agreed to pay a 2% net smelter return, as that term is defined in the Purchase Agreement, to Mr. Martin on any and all minerals located and produced on the properties. In addition, pursuant to the terms of the Option Agreement, we are required to complete a minimum of $80,000Cdn. exploration and development work on the properties on or before September 1, 1999. The current exchange rate is approximately $1.00 U.S. equals $1.50 Canadian.(See "Use of Proceeds" and "Certain Transactions".)

The existing roads leading to our properties in the Yukon Territory are rough-graded dirt and, during rainy weather, are sometimes inaccessible or washed out. To date, we have not performed any geological work on any of our claims.

Historical  Background  of  Whitehorse  Mining  District
--------------------------------------------------------
There is no known history of any operations on our unpatented mining claims; however, adjacent claims have been staked and excavated.

The main rock units historically found in the area include limestone, limestone conglomerate, black siltstone and several phases of felsic to intermediate dykes cross-cutting the sedimentary stratigraphy. Elevated gold and arsenic values obtained from the mining district occur proximal to felsic dykes. Highly anomalous copper values were found in chalcopyrite/malachite samples taken from a garnet skarn outcrop in the area. Magnetic surveys have revealed linear structures, possibly magnetic dykes and/or sills, which may be associated with skarn-type mineralization and/or mesothermal gold-arsenic mineralization. We do not know if there is any mineralization on our properties.

Our  Proposed  Exploration  Program
-----------------------------------
Previous exploration work on adjacent properties has indicated that mineral occurrences exist in the area of our properties; however, further exploration and development is needed to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

We believe there are numerous valuable unexplored and sometimes unclaimed prospects in the Whitehorse Mining District where our properties are located. Our exploration program will be designed to economically explore, evaluate and acquire properties which, in our opinion, may merit exploration.

We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this Phase of the exploration process on our properties.

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we intend to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thoroughexamination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas Once excavation of a trench is completed, a channel of samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect, as viewed by our experts, has current economic potential and whether further exploration is warranted.

Phase 2 will involve an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 will be aimed at identifying any mineral deposits of potential economic importance. The methods which will be employed are more extensive trenching, more advanced geophysical work and ultimately drift driving to aid in the determination of subsurface characteristics of the structure. The geophysical work is designed to give a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provide a target for more extensive trenching and core drilling. The trenching will identify the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, a determination will be made as to whether or not the properties warrant a Phase 3 study.

Phase 3 will be aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any ore body, assuming any are located on our properties, so that they can be considered proven ore bodies within the stringent industry standards. This is accomplished through extensive drift driving. An ore body is not a proven ore body until it has been technically, economically and legally proven.

Environmental  Regulations
--------------------------
Environmental laws and regulations relating to public lands in Canada are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted on any property, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all Canadian provincial and local legal requirements. Any portals, adits or shafts will be sealed upon abandonment of a property. It is difficult to estimate the cost effects of compliance with environmental laws inasmuch as the methods and procedures of exploration within public lands are similar to those methods and procedures already adopted by us as a matter of our Company policy.

Government  Regulations
-----------------------
We will be subject to all the laws, rules and regulations which govern the mineral processing and mining industry in Canada. We intend to fully comply with all environmental, health and safety laws, rules, regulations and statutes.

Employees
---------
Initially, we intend to use the services of subcontractors for all exploration work on our properties. Our only direct employee will be Derick Sinclair, our sole officer and director.

Year  2000  Computer  Problems
------------------------------
We are heavily engaged in and dependent on computer technology in our operations. Many existing computer programs use only two digits to identify a year in the date field, e.g., A98" instead of A1998". These programs were designed and developed without considering the impact of the upcoming change in the century, i.e., Year 2000. We use a significant number of computer software programs and embedded operating systems that are essential to our business operations. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. We have diagnosed and repaired the anticipated Year 2000 problems in our computer software and systems; we have reviewed the possible contingent liabilities we may have to third parties as a result of non-compliant systems; and we have examined the extent we depend on third parties whose systems may not be Year 2000 compliant. However, there may be untold numbers of unforseen circumstances or unknown factors which we have not yet identified, determined or anticipated regarding the Year 2000 computer problems, and such problems could have a material adverse affect on our business operations and financial condition. (See "Management's Discussion and Analysis - Year 2000 Compliance".)

This discussion contains forward-looking statements regarding our Year 2000 problems and their effect on our business. In this regard, we are relying upon the Asafe harbor@ provided under the Private Securities Litigation Reform Act of 1995 for protection from liability in the event such statements are not proven accurate.

Employees  and  Employment  Agreements
--------------------------------------
At present, we have no employees, other than Derick Sinclair, our sole officer and director, who is not compensated for his services and does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Legal  Proceeding
-----------------
We  are  not  involved  in  any  pending  legal  proceeding.

                 MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
              FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS
              ==================================================

This registration statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this registration statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding our expectations, projections, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially as a result of certain factors, including those set forth in the "Risk Factors" section of this registration statement. Potential investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this registration statement, before making a decision to invest in our Common Stock. The following discussion and analysis should be read in conjunction with our Financial Statements and Notes attached to this Prospectus.

Selected  Financial  Data
-------------------------
We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations.

The following historical financial data for the year ended December 31, 1998 and for the period ended March 15, 1999 was derived from our financial statements, audited by Mark Bailey & Co., Ltd., independent certified public accountants (the "Financial Statements").

Balance Sheet Data
------------------                              3/15/99      12/31/98
                                                =======      ========
Assets:

Cash . . . . . . . . . . . . . . . . . . . .  $     84,177  $      4,490
Organizational costs . . . . . . . . . . . .        13,306        13,010
                                ------------   -----------
Total Assets . . . . . . . . . . . . . . . .  $     97,483  $     17,500

Liabilities:

Stockholder Advances . . . . . . . . . . . .  $     14,483  $     14,500
                                ------------   -----------
Total Liabilities. . . . . . . . . . . . . .  $     14,483  $     14,500
Total Shareholders' Equity . . . . . . . . .  $     83,000  $3,000

Statements of Operations Data:

Revenues . . . . . . . . . . . . . . . . . .  $          0  $         0
General and Administrative Expenses. . . . .  $          0  $         0
Net Income/Loss. . . . . . . . . . . . . . .  $          0  $         0
Net Income/Loss per common share . . . . . .  $          0  $         0
Weighted average common shares outstanding      11,500,000   11,500,000

Limited  Operating  History;  Need  for  Additional  Capital
------------------------------------------------------------
There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in Shares of our Common Stock. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in raw products and manufacturing processes, and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

To become and remain profitable and competitive, we will likely be required to make significant investments into the research and exploration of our properties before we would able to commence production of any minerals we may find. We are seeking additional equity financing in order to provide for the capital required to implement our research and exploration phases and to expand our business operations.

The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue, develop or expand our operations and our operating results may be adversely affected. Equity financing could result in additional dilution to existing shareholders.

Results  of  Operations
-----------------------

Period  Ended  March  15,  1999

We are a development stage company and have not yet generated or realized any revenues since inception. We just recently acquired our first property (10 claims) and are commencing the research and exploration stage of our mining operations on that property at this time.

Since inception, we have used our Common Stock to raise money for our property acquisition and to repay outstanding indebtedness. Net cash provided by financing activities for the period ended March 15, 1999 was $ 83,000, as a result of proceeds received from sales of our Common Stock.

Liquidity  and  Capital  Resources
----------------------------------
As of the date of this registration statement, we have yet to generate any revenues from our business operations due to the preliminary nature of our operations, substantial ongoing investment in research and exploration efforts, and expenditures incurred to build the appropriate infrastructure to support our proposed operations. Consequently, we have been substantially dependent on public and private placements of our equity securities and shareholder loan financing to fund our cash requirements.

We issued 8,000,000 shares of Common Stock at $.01 per share through a Rule 504 Regulation D offering in March, 1999. The total proceeds we received from the Offering were $80,000 in cash.

As of March 15, 1999, our total assets were $97,483 and our total liabilities were $14,483.

During 1999, we expect to incur additional costs for research and exploration of our properties and for subcontractors, professional and legal fees. Significant additional funding will be required to meet any additional operating and/or expansion requirements.

We are taking steps to raise equity capital; however, we cannot guarantee that any new capital will be available to us or that adequate funds for operations, whether from our revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available as or when needed, or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our development programs, sales and marketing efforts and, potentially, to cease our operations. Any additional equity financing may involve substantial dilution to our then-existing shareholders.

Year  2000  Compliance
----------------------
The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Year  2000  State  of  Readiness
--------------------------------
In order to address Year 2000 issues, we have developed and are implementing a plan to become Year 2000 ready (the "Year 2000 Plan"). The Year 2000 Plan covers
(i) the computers and technology which we use in the research and exploration of our properties. In addition, the Year 2000 Plan calls for us to identify and assess the systems and services of our major vendors and other material service providers ("Third Party Providers"), and take appropriate remedial actions and develop contingency plans where appropriate in connection with such Third Party Providers. Since we have not yet commenced business operations, we do not yet have any major vendors; however, we intend to continue to evaluate and assess the systems of any Third Party Providers we engage in the future to identify and eliminate Year 2000 issues in order to timely achieve Year 2000 readiness and avoid any disruption of the services and/or information required to continue our business operations.

Year  2000  Costs
-----------------
To date, we have incurred no significant historical costs associated with our Year 2000 readiness efforts and the magnitude of any future costs will depend upon the nature and extent of any problems that are identified.

Year  2000  Risks
-----------------
Our failure to correct a material Year 2000 problem could result in a complete failure or degradation of the performance of our computers, software or other systems, including the disruption of operations, a temporary inability to operate or engage in normal business activities. Presently, however, we believe that our most reasonably likely worst case scenario related to the Year 2000 issue is associated with potential concerns with Third Party Providers' services or products. Specifically, we are heavily dependent on a significant number of third-party vendors to provide research data and studies on our properties. A significant Year 2000-related disruption to one of these vendor's computer software and/or equipment could cause a considerable delay in our proposed research and explorations which in turn could materially and adversely affect our results of operations, liquidity and financial condition. We are not presently aware of any vendor-related Year 2000 issues that are likely to result in such a disruption, however, there is no assurance they will not occur in the future. Although there is inherent uncertainty in the Year 2000 issue, we expect that as we progress with our Year 2000 Plan, the level of uncertainty about the impact of the Year 2000 issue on our business operations will be reduced and we will be better positioned to identify the nature and extent of our material risks as a result of any Year 2000 disruptions.

Year  2000  Contingency  Plans
------------------------------
Due to the current stage of our Year 2000 Plan, we are unable to fully assess our risks and determine what contingency plans, if any, need to be implemented. As we progress with our Year 2000 Plan and identify specific risk areas, we intend to timely implement appropriate remedial actions and contingency plans.

These estimates and conclusions contain forward-looking statements and are based on our best estimates of future events. Our expectations about risks, future costs and the timely completion of our Year 2000 efforts are subject to uncertainties that could cause actual results to differ materially from what has been discussed above. Factors that could influence risks, amount of future costs and the effective timing of remediation efforts include our success in identifying and correcting potential Year 2000 issues and the ability of third parties to appropriately address their Year 2000 issues. (See "Risk Factors-The Year 2000 Issue.")

                               MANAGEMENT
                               ===========
Officers  and  Directors
------------------------
Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address. . . .  Age                     Position(s)
-----------------        -----                   -------------
Derick Sinclair . . . .  42                      President, Secretary,
1550 Ostler Court . . .                          Treasurer and Chairman
N. Vancouver, B.C., . .                          of the Board
Canada V7G 2P1

The person named above has held his office/position since inception of our Company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background  of  Officer  and  Director
--------------------------------------
Derick Sinclair has been the President, Secretary, Treasurer and Chairman of the Board of Directors of the Company since inception. Since March 1997, he has also been the President of Cosmah Industries, Inc., a privately-held exploratory mining company in Vancouver, Canada. Since March, 1996, he has also been the Vice President of Finance and Administration for Westel Telecommunications/RSL COM Canada, Inc. in Vancouver, B.C. From December, 1992 to March, 1996, he was Director of Fleet Management for BC Rail, Ltd., a freight train service in Vancouver, B.C., Canada. He received a Bachelors Degree in Commerce from the University of Windsor, Canada in 1982. Mr. Sinclair devotes his time as required to the business of the Company.

                            EXECUTIVE  COMPENSATION
                            ========================

Derick Sinclair, our sole officer and director, has not been compensated for his services and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification
---------------
Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                           PRINCIPAL  STOCKHOLDERS
                           =======================

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all Shares in this Offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


Name and Address . . . .  No. of      No. of            Percentage of
Beneficial . . . . . . .  Shares      Shares            of Ownership
Owner (1). . . . . . . .  Before      After Offering    After Offering
                          Offering        -                -
-----------------------   --------    --------------    --------------
Derick Sinclair. . . . .   3,000,000  3,000,000            25%
------------------
All Officers and
Directors as a Group . .   3,000,000  3,000,000            25%

(1)     The  person  named  above  may  be deemed to be a "parent" and "promoter" of our
Company,  within the meaning of such terms under the Securities Act of 1933, as amended, by  virtue  of  his/its  direct  and  indirect stock holdings.  Mr. Sinclair is the only
"promoter"  of  our  Company.

Future  Sales  by  Existing  Stockholders
-----------------------------------------
A total of 11,500,000 shares of Common Stock have been issued to the existing Stockholders, 3,500,000 of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"). Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition. 8,000,000 of the issued and outstanding shares were sold in a public offering pursuant to Regulation D, Rule 504, and are "unrestricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act, and may be publicly sold at any time, without restriction.

Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our Common Stock and the Shares we are Offering. (See "Dilution of the Price You Pay for Your Shares-Restricted Shares Eligible for Future Sale".)

                          DESCRIPTION  OF  SECURITIES
                          ===========================

Common  Stock
-------------
Our authorized capital stock consists of 25,000,000 shares of Common Stock, par value $.001 per share. The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative  Voting
----------------------
Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed, the present stockholders will own approximately 97% of our outstanding shares. (See "Principal Stockholders" and "Certain Transactions".)

Cash  Dividends
---------------
As of the date of this Memorandum, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports
-------
After we complete this Offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock  Transfer  Agent
----------------------
The stock transfer agent for our securities is Transfer Online, 227 S.W. Pine, Suite 300, Portland, Oregon 97204

                             CERTAIN  TRANSACTIONS
                             =====================

In October, 1998, a total of 2,500,000 shares of restricted Common Stock were issued to Derick Sinclair, the sole officer and director of our Company, in exchange for $.001 (par value) per share, or $2,500. On December 1, 1998, an additional 500,000 shares of restricted Common Stock were issued to Mr. Sinclair in exchange for $.001 (par value) per share, or $500.

Since inception of our Company, Derick Sinclair, the sole officer, director and a principal shareholder, advanced loans to us in the total sum of $14,500, which were used for organizational and start-up costs and operating capital. The loans did not bear interest and were paid in full on March 16, 1999.

In December, 1998, we entered into an Option to Purchase Agreement with John Martin, an unrelated third party, and acquired 100% of the rights, titles and interests in and to a total of 10 unpatented mining claims in the Whitehorse Mining District, Yukon Territory, Canada, in exchange for $55,000 in cash and 500,000 shares of our restricted Common Stock. Pursuant to the terms of the Agreement, we agreed to pay a 2% net smelter return, as that term is defined in the Purchase Agreement, to Mr. Martin on all minerals produced on the properties, if any. In addition, the Option Agreement requires us to complete a minimum of $80,000 Cdn. in exploration and development work on the properties on or before September 1, 1999. On March 16, 1999, we exercised the Option and acquired the mining claims.

                                   LITIGATION
                                   ==========

We are not a party to any pending litigation and, to the best of our knowledge, none is contemplated or threatened.

                                    EXPERTS
                                    =======

Our consolidated financial statement for the year ended December 31, 1999 and the period ended March 15, 1999, included in this Prospectus have been audited by Mark Bailey & Co., Ltd., Independent Certified Public Accountants, 1495 Ridgeview Drive, Suite 200, Reno, Nevada 89509, as set forth in their report included in this Prospectus.

                                  LEGAL  MATTERS
                                  ==============

The law office of Michael J. Morrison, Chartered, 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone (702) 827-6300, fax number (702) 827-6311, has  acted  as  legal  counsel  for  our  Company.

                              FINANCIAL  STATEMENTS
                              =====================

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant. Our audited financial statement for the year ended December 31, 1999 and the period ended March 15, 1999, immediately follows.


                            NATALMA INDUSTRIES, INC.
                            ------------------------
                              FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED
                                DECEMBER 31, 1998
                                       AND
                              FOR THE 74 DAYS ENDED
                                 MARCH 15, 1999
                                      WITH
                                AUDIT REPORT OF
                           CERTIFIED PUBLIC ACCOUNTANTS

Independent  Auditors'  Report
------------------------------

Board  of  Directors
Natalma  Industries

We have audited the accompanying balance sheets of Natalma Industries (a subchapter "S" corporation) as of December 31 , 1998 and March 15, 1999 and the related statements of income, changes in stockholders' equity and cash flows for the year and seventy-four days then ended. These financial statements are there responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statement are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natalma Industries as of December 31, 1998 and March 15, 1999, and the results of its operations and its cash flows for the year and the seventy-four days then ended in conformity with generally accepted accounting principles.

Reno, Nevada
March  31, 1999

                                NATALMA  INDUSTRIES,  INC.
                                        BALANCE  SHEETS
                       DECEMBER  31,  1998  AND  MARCH  15,1999

                                    March 15, 1999          December 31, 1998
                                  -------------------      ------------------


Current Assets
   Cash. . . . . . . . . . . . . . .$       84,177          $        4,490
                                    --------------          --------------
Other Assets . . . . . . . . . .            13,306                  13,010
                                    --------------          --------------
Organization costs (Note 3). . . . . . .    13,306                  13,010
                                    --------------          --------------
Total other assets . . . . . . . . . . .    13,306                  13,010
                                    --------------          --------------
Total assets . . . . . . . . . .            97,483                  17,500
                                    ==============          ==============

LIABILITIES  AND  STOCKHOLDERS'  EQUITY

Current  Liabilities
--------------------

Stockholder advances (Note 4). . . . . .  $  14,483         $    14,500
                                    ---------------         -----------
Total liabilities. . . . . . . . . . . .     14,483              14,500
                                    ---------------         -----------


Stockholders'  Equity

Common stock, $.001 par value,
25,000,000 shares  authorized,
11,000,000 and 3,000,000 shares issued       11,000              3,000
Additional paid-in capital . . . . . .       72,000                  -
Accumulated earnings . . . . . . . . .            -                  -
                                          ---------          ---------
Total stockholders' equity . . . . . .    $  83,000          $   3,000
                                          ---------          ---------
Total liabilities and
stockholders' equity . . . . . . . . .    $  97,483          $  17,500
                                          =========          =========

                             NATALMA  INDUSTRIES,  INC.
                               STATEMENTS  OF  INCOME
                             -------------------------
For the Year Ended December 31, 1998 and the 74 Days ended March 15, 1999
                                       March  15,  1999   December  31,1998
                                       ----------------   -----------------

Revenue . . . . . . . . . . . . . . . .$          -         $         -
General and administrative
expenses. . . . . . . . . . . . . . . . . . . . . -                   -
                                       -----------------   --------------
Net income. . . . . . . . . . . . . .  $          -         $         -
                                       =============        =============
Earnings per share. . . . . . . . . .  $          -         $       -


                           NATALMA  INDUSTRIES,  INC.
              STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY
                 --------------------------------------------------
 For the Year Ended December 31, 1998 and the 74 Days Ended March 15, 1999

                                          Additional
                    Common  Stock           Paid-in       Retained     Total
                  Shares      Amount        Capital       Earnings     Equity
-----------------------------------------------------------------------------

Balance
July 1, 1998        -       $      -             -            -            -

Issuance of
common stock .   3,000,000     3,000             -            -      $ 3,000
                 -----------------------------------------------------------
Balance
12/31/98         3,000,000     3,000             -            -      $ 3,000
Issuance of
common stock. . .8,000,000     8,000        $  72,000         -      $80,000

Net income at
March 15, 1999. . . .-             -             -            -            -
                ------------------------------------------------------------
Balance at
March 15, 1999. 11,000,000  $ 11,000        $  72,000     $    -     $83,000
                ============================================================

                                NATALMA  INDUSTRIES
                           STATEMENTS  OF  CASH  FLOWS
                           ---------------------------
  For the Year Ended December 31, 1998 and the 74 Days Ended March 15, 1999

                                        March 15, 1999       December 31, 1998
                                        ---------------      -----------------
Cash Flows from
Operating Activities
--------------------------
Net income . . . . . . . . . . . . . .  $            0         $             0

Adjustments to reconcile
net income to net cash
provided by operating activities:. . .               0                       0
                                        --------------         ---------------

Net cash provided by
operating activities . . . . . . . . .               0                       0
                                        --------------         --------------

Cash Flows from
Investing Activities
--------------------
Increase in organizational costs . . .            (296)               (13,010)
                                       ----------------        --------------

Net cash used in investing activities.            (296)               (13,010)
                                       ----------------        ---------------

Cash Flows from
Financing Activities
--------------------
Proceeds received from
stockholder advance.. . . . .                        0                  14,500

Proceeds received from
issuance of stock. . . . . . . . . . .           79,983                  3,000
                                       ----------------         --------------
Net  cash  provided by
Financing activities                             79,983                 17,500
                                       ----------------         --------------
Net increase  in  cash and
cash equivalents (Note 1). . . . . . .           79,687                  4,490

Cash and cash equivalents
at December 31, 1998 and
January 1, 1998. . . . . . . . . . . .            4,490                      0
                                       ----------------          -------------

Cash and cash equivalents at
March 15, 1999 and
December 31, 1998. . . . . . . . . . .  $        84,177         $        4,490
                                        ===============         ==============

Supplementary  Schedule  of  Noncash  Activities
------------------------------------------------
No amounts were actually paid for either interest or income taxes during the year ended December 31, 1998 or the seventy-four days ended March 15, 1999.

                                 NATALMA  INDUSTRIES
                       NOTES  TO  FINANCIAL  STATEMENTS
                      ---------------------------------
                   December  31,  1998  and  March  15,  1999

1.     Summary  of  Significant  Accounting  Policies
       ----------------------------------------------
The  Company  is  a  Nevada  corporation  with  facilities in Vancouver, British
Columbia. It is in the organizational phase and was formed to engage in the Exploration and development of mining properties. The date of incorporation was July 9, 1998.

The preparation of financial statements in conformity with generally accepted Accounting principals requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash  and  Cash  Equivalents
----------------------------
For purposes of the statement of cash flows, the Company considers all highly liquid debtinstruments purchased with a maturity of three months or less to be cash equivalents.

2.  Income  Taxes
    -------------
The Company will be taxed as a Subchapter C Corporation of the Internal Revenue Service Code for its U. S. operations.

3.   Organization  Costs
     -------------------
The Company has incurred legal, accounting and other formation costs. These costs were capitalized and will be amortized over a five-year period when the Company begins its operations. Because the Company had not yet begun operations as of either December 31,1998 or March 15, 1999, no amortization expense has been recognized.

4.   Related  Party  Transactions
     ----------------------------
During 1998, the Company's principal shareholder advanced the Company a total of $14,500, which was used to pay organizational and start-up costs. The advances bear no interest and are due made payable in full within thirty days after receipt of the proceeds from a stock offering. In March, 1999 the shareholder remitted proceeds from the Company's stock offering, less $17. The amount the Company owes the shareholder, therefore, was reduced by $17. As of March 15, 1999, the balance due was $14,483 (see Note 7).

5.   Fair  Value  of  Financial  Instruments
     ---------------------------------------
Financial Accounting Standards Board ("FASB") Statement No.107, "Disclosure About Fair Value of Financial Instruments" is a part of a continuing process by the FASB to improve information on financial statements. The following method and assumptions were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement.

The carrying amounts reported in the balance sheets for cash approximate fair values at both December 31, I998 and March 15, 1999.

The carrying amounts reported in the balance sheets for shareholder advances approximate fair values at both December 31, 1998 and March 15, I999 because the maturity is less than one year in duration.

6.   Stockholders'  Equity
     ---------------------
The Company has authorized 25,000,000 shares of common stock for issuance at a par value of $.001 per share. At December 31, 1998 and March 1,1999, the number of common shares issued and outstanding was 3,000,000 and 11,000,000, respectively

7.   Subsequent  Events
    -------------------
In December, 1998, the Company entered into an Option to Purchase Agreement with An unrelated third party, ("Seller") wherein the Company would acquire 100% of The rights, title and interests in and to a total of 10 unpatented mining claims in the Whitethorse Mining District, Yukon Territory, Canada. The Agreement called for the Company to pay $55,000 U. S. in cash and to issue 500,000 shares of its Common Stock. On March 16, 1999, the Company consummated the Agreement by paying the Seller $55,000 U. S. in cash. In addition, the Company has agreed to pay a 2% net smelter return on all minerals produced by The properties to the Seller, and to complete a minimum of $80,000, Canadian, Exploration and development work on the properties on or before September 1, 1999.

On March 16, 1999, the Company paid off the advance from one of its shareholders in the amount of $14,483.

                                   PART  II

                     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
                     ==========================================

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Registrant has authority under Nevada General Corporation Law to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The Registrant estimates that expenses payable by the Registrant in connection with the Offering described in this registration statement will be as follows:

Securities and Exchange Commission registration fee . . . . .  $    97.30
NASD filing fee . . . . . . . . . . . . . . . . . . . . . . .      505.00
Printing expenses . . . . . . . . . . . . . . . . . . . . . .    1,500.00
Accounting fees and expenses. . . . . . . . . . . . . . . . .   10,000.00
Legal fees and expenses . . . . . . . . . . . . . . . . . . .   25,000.00
Fees and expenses (including legal fees) for qualification       5,000.00
   under state securities laws
Registrar and Transfer Agent's fees and expenses. . . . . . .    3,500.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .    4,397.70
                                                               ----------
          Total . . . . . . . . . . . . . . . . . . . . . . . .$50,000.00
                                                               ==========

All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

The Company is paying all of the expenses related to the sale of Common Stock offered by the Company.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

In October, 1998, a total of 2,500,000 shares of our restricted Common Stock were sold to Derick Sinclair, the sole officer and director of our Company, in exchange for $.001 par value per share, for a total of $2,500.

On December 1, 1998, an additional 500,000 shares of our restricted Common Stock were sold to Mr. Sinclair in exchange for $.001 par value per share, for a total of $500.

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

     (a)  Exhibits:

EXHIBIT. . .  DESCRIPTION
--------      ------------

  3.1. . . .  Articles of Incorporation

  3.2. . . .  Bylaws

  5. . . . .  Opinion of Michael J. Morrison, Esq.

10.1 . . . .  Option to Purchase Agreement

10.2 . . . .  Assignment of Option To Purchase Agreement

23.1 . . . .  Consent of Michael J. Morrison, Esq. (included in his opinion)
              filed as Exhibit 5)

23.2 . . . .  Consent of Mark Bailey & Co. Ltd., Certified Public Accountants

27 . . . . .  Financial Data Schedule

ITEM  28.  UNDERTAKINGS

I.     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To  include  any  prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any additional or changed material information with respect to the plan of distribution; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this Offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The  undersigned  Registrant  hereby  undertakes  that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES
                               ===========

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 21, 1999.

                                       NATALMA  INDUSTRIES, INC.
                                       /s/ Derick Sinclair, President and
                                           Chairman of the Board